UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2009

(Exact name of Registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices) (Zip Code)

(916) 321-1846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2009, The McClatchy Company (the “Company”) issued approximately $24.2 million aggregate principal amount of 15.75% Senior Notes due 2014 (the “Notes”) in exchange for a portion of its 7.125% Notes due 2011, its 4.625% Notes due 2014, its 5.750% Notes due 2017, its 7.150% Debentures due 2027 and its 6.875% Debentures due 2029.

Indenture

The Notes are governed by an Indenture, dated as of June 26, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, and will bear interest at a rate of 15.75% per year payable in cash semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2010. The Notes will mature on July 15, 2014, unless earlier repurchased. A copy of the Indenture, which contains a form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information in Item 2.03 below, which is incorporated herein by reference.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement, dated as of June 26, 2009 (the “Registration Agreement”), with Lazard Capital Markets LLC. Under the Registration Agreement, the Company has agreed that if, on the tenth business day following the one-year anniversary of the Notes (the “Registration Trigger Date”), (i) any Notes are not freely transferable without volume restrictions by holders that are not affiliates in accordance with Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended, (ii) the restrictive legend has not been removed from any Notes, or (iii) any Notes bear a restricted CUSIP number (any Notes subject to the foregoing restrictions are referred to as “Registrable Notes”), the Company and the guarantors will agree to file with the Securities and Exchange Commission (the “SEC”) and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to an offer to exchange (the “Exchange Offer”) the Notes for registered notes with terms identical to the Notes in all material respects.

Holders of Registrable Notes will be entitled to the payment of certain additional interest if (A) an Exchange Offer registration statement is required to be filed and the Exchange Offer is not completed within 90 days after the Registration Trigger Date or (B) an effective shelf registration statement is required to be made available and (i) an effective shelf registration statement is not made available within 30 days following the event which required the filing of such shelf registration statement or (ii) following effectiveness of the shelf registration, subject to limited exceptions, it ceases to remain effective or otherwise available; provided that in no event shall any additional interest accrue on any New Note to the extent that all of the New Notes cease to be Registrable Notes. Additional interest will be the sole remedy for damages under the Registration Agreement. A copy of the Registration Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated unsecured debt. The Notes are guaranteed, jointly and severally, on a senior unsecured basis by all of the Company’s domestic restricted subsidiaries.

At any time prior to July 15, 2012, the Company may redeem up to 35% of the Notes with the proceeds of certain equity offerings at a redemption price equal to 115.75% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date. The Company may redeem the Notes, in whole or in part, beginning on July 15, 2012, at redemption prices ranging from 100% to 107.875% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, with the actual redemption price to be determined based on the date of redemption. At any time prior to July 15, 2012, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, plus a make-whole premium.

Following a change of control, as defined in the Indenture, the Company will be required to make an offer to repurchase all or any portion of the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture includes a number of covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

•	incur additional debt, make investments and other restricted payments, pay dividends on capital stock, or redeem or repurchase capital stock or subordinated obligations;

•	sell assets or enter into sale/leaseback transactions;

•	create specified liens;

•	create or permit restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other distributions to it;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole.

The restrictive covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, certain payment defaults at final maturity or acceleration of other indebtedness, failure to pay certain judgments, certain events of bankruptcy, insolvency and reorganization involving the Company or certain of its subsidiaries and certain instances in which a guarantee ceases to be in full force and effect. If any event of default occurs and is continuing, subject to certain exceptions, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest, if any, to the acceleration date. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving the Company or certain of its subsidiaries, such amounts with respect to the Notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Notes.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Notes contained in this Form 8-K are qualified in their entirety by reference to the Indenture.

Item 8.01.	Other Events.

On June 25, 2009, the Company issued a press release with respect to the expiration and final results of its private exchange offer. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 26, 2009, by and between U.S. Bank National Association, as Trustee, and the Company.

4.2	Registration Rights Agreement, dated as of June 26, 2009, by and between Lazard Capital Markets LLC and the Company.

99.1	Press Release dated June 26, 2009 by the Company announcing the expiration and final results of its private exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 30, 2009	By:	/s/ Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 26, 2009, by and between U.S. Bank National Association, as Trustee, and the Company.

4.2	Registration Rights Agreement, dated as of June 26, 2009, by and between Lazard Capital Markets LLC and the Company.

99.1	Press Release dated June 26, 2009 by the Company announcing the expiration and final results of its private exchange offer.